LOAN AGREEMENT

     Loan Agreement made this 19th day of January 2000, by and between Weststar Environmental, Inc. ("Borrower") and Paige Gray Bertini ("Lender").

     In consideration of the mutual terms, conditions and convenants hereinafter set forth Borrower and Lender agree as follows:

     1. LOAN: Subject to and in accordance with this Agreement, its terms, conditions and convenants Lender agrees to lend to Borrower on January 19, 2000, (the "Closing" date) the principal sum of One Hundred Thousand Dollars ($100,000.00).

     2. NOTE: The Loan shall be evidenced by a Note in the form attached hereto as Exhibit A (the "Note") Executed by the Borrower and delivered to Lender on Closing.

     3. INTEREST: The Loan shall bear interest on the unpaid principal at an annual rate of Eight and One Half Percent (8.5%). In the event of a default in payment the aforesaid interest rate shall apply to the total of principal and interest due at the time of default.

     4. PAYMENT: Payment shall be in accordance with the terms contained in Note. The Note may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty, except that any partial prepayment shall be (a) in multiples $10,000.00, (b) a minimum of $10,000.00, applied to principal due under the Note. Upon the payment of the outstanding principal in full, the interest on the Loan shall be computed and a final adjustment and payment of interest shall be made within five (5) days of the receipt of notice.


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Interest shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

     5. TERMS OF LOAN: In addition to repayment of all principal and interest, Borrower will give to Lender as additional consideration the following: (a) 2,000 shares of Weststar Environmental, Inc., stock subject to normal restrictions of Rule 44 under the Securities Act; (b) 3,333 warrants to purchase 3,333 shares of common stock in Weststar Environmental, Inc., at a purchase price of 140% of the I.P.O. price; and (c) the payment of a $6,667.00 fee upon the closing of the I.P.O. transaction.

     6. REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants: (i) that the execution, delivery and performance of this Agreement, and the Note and Warrant Documents have been duly authorized and are proper; (ii) that the financial statement submitted to Lender fairly presents the financial condition of the Borrower as of the date of this Agreement knowing that the Lender has relied thereon in granting the Loan; (iii) that there will be no material adverse changes in the financial condition of the Borrower at the time of Closing; (iv) that Borrower will advise of material adverse changes which occur at any time prior to Closing and thereafter to the date of final payment; and
(v) that Borrower has good and valid title to all of the property of the Company; and (vi) Borrower represents and warrants that this loan will be paid from the proceeds of the I.P.O. offering, if not sooner.

     7. DEFAULT: Borrower shall be in default: (i) if any interest payment due hereunder is not made within 15 (fifteen) days of the date due; (ii) in the event of assignment by Borrower for the benefit of creditors; (iii) upon the filing of any voluntary or involuntary petition in bankruptcy by or against Borrower; or (iv) if Borrower has breached any representation or warranty specified in this Agreement.


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     8. GOVERNING LAW: This Agreement, Note(s) and Security Documents shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

     INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Loan Agreement to be executed as of the date first written above.


              BORROWER:             Weststar Environmental, Inc.


                                             By /s/ MICHAEL E. RICKS
                                                -------------------------------
                                                    Michael E. Ricks--Pres/CEO





              LENDER:               Paige Gray Bertini


                                       By /s/ PAIGE GRAY BERTINI
                                          -------------------------------------
                                              Paige Gray Bertini